UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2004

Commission File No. 001-12392

NDCHealth Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	58-0977458
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

NDC Plaza, Atlanta, Georgia	30329-2010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 728-2000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of September 21, 2004, NDCHealth Corporation (the “Corporation”) amended Article II, Section 11 of its By-Laws as follows:

Section 11. Voting Rights. When a quorum is present at the meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law or certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

is deleted in its entirety and the following new Section 11 is inserted in lieu thereof:

Section 11. Voting Rights. When a quorum is present at the meeting, a majority of the votes of the shares of stock present in person or represented by proxy at the meeting and having voting power shall decide any question brought before such meeting, unless the question is whether to elect one or more Directors, in which case a plurality of the votes of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall decide such question.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 By-Laws, as amended September 21, 2004.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDCHealth Corporation
(Registrant)

By:	/s/ James W. FitzGibbons
James W. FitzGibbons
Vice President and Chief Accounting Officer

Date: September 24, 2004

2